CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for The KippGroup dated March 19, 1999 included in Medical Manager Corporation's (formerly known as Synetic, Inc.) Form 8-K dated June 4, 1999 and to all references to our Firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Orange County, California
January 28, 2000